Exhibit 10.8

Haymaker Acquisition Corp V

515 North Flagler Drive

Suite 350

West Palm Beach, FL 33401

September 16, 2026

Forest Crest Holdings LLC

515 North Flagler Drive

Suite 350

West Palm Beach, FL 33401

Re: Advisory Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Haymaker Acquisition Corp V (the “Company”) and Forest Crest Holdings LLC (“FCH”), dated as of the date hereof, will confirm our agreement that, commencing on the closing date of the initial public offering of securities of the Company (the “Closing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) FCH, an affiliate of the Company’s Chief Executive Officer and Chief Financial Officer, shall provide chief financial officer and principal accounting officer advisory services relating to the Company’s search for and consummation of an initial business combination. In exchange therefor, the Company shall pay FCH the sum of $40,000 per month on an accrual basis, commencing on the Closing Date, and will be entitled to be reimbursed for any out-of-pocket expenses, continuing monthly thereafter until the Termination Date on an accrual basis;

(ii) All amounts accrued hereunder shall only be payable upon consummation of the Company’s initial business combination, as described in the Registration Statement; and

(iii) Except as described herein, FCH hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature Page Follows]

Very truly yours,

HAYMAKER ACQUISITION CORP V

By:	/s/ Christopher Bradley
	Name:	Christopher Bradley
	Title:	Chief Executive Officer and Chief Financial Officer

AGREED TO AND ACCEPTED BY:

Forest Crest Holdings LLC

By:	/s/ Christopher Bradley
	Name:	Christopher Bradley
	Title:	Authorized Signatory

[Signature Page to Advisory Services Agreement]